                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                               ALEXANDER'S, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                               ALEXANDER'S, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

                               ALEXANDER'S, INC.
                             PARK 80 WEST PLAZA II
                         SADDLE BROOK, NEW JERSEY 07663

                            ------------------------

                 NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 28, 1997

                            ------------------------

To the Holders of Common Stock:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Alexander's, Inc. (the "Company") will be held at the Marriott Hotel, Interstate 80 and the Garden State Parkway, Saddle Brook, New Jersey 07663 on Wednesday, May 28, 1997 at 12:00 P.M. for the following purposes:

     1. The election of three persons to the Board of Directors of the Company for a term of three years.

     2. Approval of the amendment to the Company's Omnibus Stock Plan.

     3. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Pursuant to the By-laws of the Company, the Board of Directors of the Company has fixed the close of business on March 21, 1997, as the record date for determination of stockholders entitled to notice of and to vote at the meeting.

     Your attention is called to the attached proxy statement. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR OWN SHARES.

                                           By Order of the Board of Directors,

                                           Stephen Mann
                                           Chairman

                               ALEXANDER'S, INC.
                             PARK 80 WEST PLAZA II
                         SADDLE BROOK, NEW JERSEY 07663

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 28, 1997

                            ------------------------

                                  INTRODUCTION

     The enclosed proxy is being solicited by the Board of Directors of Alexander's, Inc., a Delaware corporation (together with its consolidated subsidiaries, the "Company", unless the context indicates otherwise), for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 28, 1997 (the "Annual Meeting"). The proxy may be revoked by the stockholder at any time prior to its exercise at the Annual Meeting. The cost of soliciting proxies will be borne by the Company. MacKenzie Partners, Inc. has been engaged by the Company to solicit proxies, at a fee not to exceed $5,000. In addition to solicitation by mail and by telephone calls, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals and the Company may reimburse them for their expenses in so doing.

     Only stockholders of record at the close of business on March 21, 1997 are entitled to notice of and to vote at the Annual Meeting. On March 21, 1997, there were 5,000,850 shares of Common Stock, par value $1.00 per share ("Common Stock") outstanding, each entitled to one vote at the Annual Meeting.

     Under the Company's By-laws, the affirmative vote of a plurality of all the votes cast at the Annual Meeting, assuming a quorum is present, is sufficient to elect Directors. The approval of the amendment to the Company's Omnibus Stock Plan must receive an affirmative vote by a majority of the votes cast to be approved. A majority of the outstanding shares will constitute a quorum at the meeting. Proxies marked "withhold authority" (including proxies from brokers or other nominees indicating that such persons do not have discretionary power to vote shares in certain matters) will be counted for the purpose of determining the presence of a quorum, but will not be counted for purposes of determining whether a proposal has been approved.

     The principal executive office of the Company is located at Park 80 West Plaza II, Saddle Brook, New Jersey 07663. This notice of meeting and proxy statement and enclosed proxy will be mailed on or about May 8, 1997 to the Company's stockholders of record as of the close of business on March 21, 1997.

                             ELECTION OF DIRECTORS

     The By-laws of the Company provide that the Board of Directors shall be divided into three classes. One class of directors is elected at each annual meeting of stockholders to hold office for a term of three years and until their successors are duly elected and qualify. Three nominees for Class III Directors are to be elected at the Annual Meeting to serve on the Board of Directors until the Company's Annual Meeting in 2000 and their respective successors shall have been elected and qualified. Present Class I and II Directors serve until the Company's Annual Meetings in 1998 and 1999, respectively.

     Unless otherwise directed in the proxy, the person named in the enclosed proxy, or his or her substitute, will vote such proxy for the election of the three nominees listed below as Class III Directors for a three-year term and until their respective successors are elected and qualify. If any nominee at the time of election is unavailable to serve, it is intended that the person named in the proxy, or his substitute, will vote for an alternative nominee who will be designated by the Board. Proxies may be voted only for the three nominees named or such alternates. However, the Board has no reason to anticipate that any of the nominees hereafter named will not be available to serve.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE ELECTION OF THE NOMINEES LISTED BELOW AS CLASS III DIRECTORS. It is the Company's understanding that Interstate Properties ("Interstate"), a New Jersey general partnership, Vornado Realty Trust ("Vornado") and Steven Roth, the managing general partner of Interstate and Chief Executive Officer and director of the Company and Chairman of the Board of Trustees and Chief Executive Officer of Vornado, who own in the aggregate 56.6% of the Common Stock, will vote for this proposal.

     The nominees for election as Class III Directors are currently members of the Board of Directors. The present members of the Board of Directors are listed below, together with a brief biography for each such person and the year in which he first became a Director of the Company.

                                              PRINCIPAL OCCUPATIONS,
                                                BUSINESS EXPERIENCE              YEAR FIRST
                                              DURING PAST FIVE YEARS             ELECTED A
                NAME                          AND OTHER DIRECTORSHIPS             DIRECTOR      AGE
------------------------------------  ---------------------------------------    ----------     ---
NOMINEES FOR ELECTION TO SERVE UNTIL
THE 2000 ANNUAL MEETING (CLASS III):

Steven Roth*........................  Chief Executive Officer of the Company        1989        55
                                      since March 2, 1995; Chairman and Chief
                                      Executive Officer of Vornado since 1989
                                      and Trustee of Vornado since 1979;
                                      general partner of Interstate since
                                      1968 (presently managing general
                                      partner); Director of Insituform
                                      Technologies, Inc.
Russell B. Wight, Jr.*..............  A general partner of Interstate since         1995        57
                                      1968; Trustee of Vornado since 1979 and
                                      Director of Insituform Technologies,
                                      Inc.

Neil Underberg......................  A member of the law firm of Whitman           1980        68
                                      Breed Abbott & Morgan since December
                                      1987.

PRESENT DIRECTORS ELECTED TO SERVE
UNTIL
THE 1998 ANNUAL MEETING (CLASS I):

Michael D. Fascitelli...............  President and Trustee of Vornado Realty       1996        40
                                      Trust since December 1996; Partner at
                                      Goldman Sachs, in charge of its real
                                      estate practice from December 1992 to
                                      December 1996 and a vice president
                                      prior thereto.

Thomas R. DiBenedetto...............  President of Boston International             1984        47
                                      Group, Inc. since prior to 1986;
                                      Director of Showscan Corp.; Director of
                                      National Wireless Holdings, Inc.;
                                      Managing Director of Olympic Partners,
                                      a real estate investment firm.

Stephen Mann........................  Chairman of the Board of Directors of         1980        59
                                      the Company since March 2, 1995;
                                      Interim Chairman of the Board of
                                      Directors of the Company from August 8,
                                      1994 to March 2, 1995; Chairman of The
                                      Clifford Companies since 1990; prior
                                      thereto, counsel to the law firm of
                                      Mudge Rose Guthrie Alexander & Ferdon.

                                              PRINCIPAL OCCUPATIONS,
                                                BUSINESS EXPERIENCE              YEAR FIRST
                                              DURING PAST FIVE YEARS             ELECTED A
                NAME                          AND OTHER DIRECTORSHIPS             DIRECTOR      AGE
------------------------------------  ---------------------------------------    ----------     ---

PRESENT DIRECTORS ELECTED TO SERVE
UNTIL
THE 1999 ANNUAL MEETING (CLASS II):

David Mandelbaum....................  A member of the law firm of Mandelbaum        1995        61
                                      & Mandelbaum, P.C. since 1967; a
                                      general partner of Interstate since
                                      1968; Trustee of Vornado since 1979.

Arthur I. Sonnenblick...............  Managing Director of Sonnenblick-             1984(1)     65
                                      Goldman Company, real estate investment
                                      bankers, since January 1, 1996 and Vice
                                      Chairman and Chief Executive Officer
                                      prior thereto.

Richard West*.......................  Chairman of the Audit Committee of the        1984        59
                                      Company since prior to 1986; Dean
                                      Emeritus, Leonard N. Stern School of
                                      Business, New York University,
                                      Professor of Finance from 1984 through
                                      1995, and Dean from 1984 through August
                                      1993; Director or Trustee of Vornado,
                                      Bowne & Co., Inc., various investment
                                      companies managed by Merrill Lynch
                                      Assets Management, Inc. and various
                                      investment companies managed by
                                      Hotchkis & Wiley.

---------------
 *  Member of the Executive Committee of the Board of Directors of the Company

(1) Mr. Sonnenblick also served as a director of the Company between 1980 and 1982.

     The Company is not aware of any family relationships among any directors, executive officers or nominees.

     The Board of Directors held six meetings during 1996. Messrs. Roth, West and Wight are the members of the Executive Committee of the Board of Directors, which is authorized to exercise virtually all the powers of the Board of Directors in the management of the business and affairs of the Company to the fullest extent permitted by law. The Executive Committee of the Board of Directors did not meet in 1996.

     The Audit Committee's functions include reviewing annual and quarterly reports sent to stockholders and filed with the Securities and Exchange Commission, recommending to the Board of Directors the engaging of the independent auditors, reviewing with the independent auditors the plan and results of the auditors' engagement and other matters of interest to the Committee and reviewing with the Company's officers and internal auditors matters of interest to the Committee, including the effectiveness of the Company's internal controls and the results of its operations. Messrs. West, Underberg, DiBenedetto and Mann are the members of the Audit Committee. The Audit Committee held four meetings during 1996.

     The Omnibus Stock Plan Committee, appointed May 22, 1996, is responsible for administering the Company's Omnibus Stock Plan. The Committee consists of two members, Messrs. West and DiBenedetto. The Omnibus Stock Plan Committee took action once during 1996.

     The Compensation Committee is responsible for establishing the terms of the compensation of the executive officers. The Committee consists of two members, Messrs. Mann and DiBenedetto. The Compensation Committee took no action during 1996.

     All directors attended 75% or more of the meetings of the Board of Directors and the Committees on which they served in 1996.

          BOARD OF DIRECTORS REPORT ON EXECUTIVE OFFICER COMPENSATION

     During 1996, Mr. Roth was the Chief Executive Officer of the Company but did not receive any base salary, bonus or incentive compensation in 1996 for his services in such capacity.

     During 1996, Joseph Macnow was the Vice-President Chief Financial Officer of the Company but did not receive any base salary, bonus or incentive compensation in 1996 for his services in such capacity.

     During 1996, Mr. Kurtz was paid a base salary in the amount of $160,000 pursuant to the terms of an employment contract signed in 1995. The employment contract with Mr. Kurtz was renewed by the Company for an additional twelve months ending December 31, 1997 at an annual rate of salary of $120,000. Under the terms of the renewed contract, Mr. Kurtz is required to work two days per week during 1997. In renewing his contract, the Board determined that the retention of Mr. Kurtz was important to the successful implementation of the final stages of the Plan of Reorganization.

     The compensation currently paid to the named officers of the Company is not limited by the cap on deductible compensation imposed by Section 162(m) of the Internal Revenue Code.

                                          Stephen Mann
                                          Thomas R. DiBenedetto

                               PERFORMANCE GRAPH

     On May 15, 1992, the Company, which was engaged in the retail business, and sixteen of its subsidiaries filed petitions for relief under chapter 11 of the Bankruptcy Code 11, U.S.C. sec.sec. 101 et seq., (the "Bankruptcy Case"). On May 14, 1993, the Company filed the Plan of Reorganization, which allowed it to emerge from bankruptcy proceedings and reorganize and operate as a real estate company. The line graph that follows charts the yearly percentage change in cumulative stockholder return on an investment in the Company's Common Stock against the Standard & Poor's 500 Index (the "S&P 500") and the National Association of Real Estate Investment Trusts ("NAREIT") All Equity Index (excluding Health Care REIT's), a peer group index consisting of 166 such investment trusts. The graph assumes an investment of $100 on December 31, 1991 (weighted on the basis of market capitalization) and accumulation and reinvestment of all dividends paid thereafter through December 31, 1996. THERE CAN BE NO ASSURANCE THAT THE COMPANY'S STOCK PERFORMANCE WILL CONTINUE WITH THE SAME OR SIMILAR TRENDS DEPICTED IN THE GRAPH BELOW.

        MEASUREMENT PERIOD                                                    THE NAREIT ALL
      (FISCAL YEAR COVERED)             ALEXANDER'S        S&P 500 INDEX      EQUITY INDEX(1)
1991                                               100                 100                 100
1992                                               197                 108                 121
1993                                               251                 118                 143
1994                                               218                 120                 148
1995                                               287                 165                 168
1996                                               326                 203                 230

(1) Excluding Health Care REITs.

          PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of April 21, 1997, by (i) each director of the Company, (ii) each person known by the Company to be the owner of more than five percent of the Company's outstanding Common Stock and (iii) all directors, nominees and executive officers as a group. Except as otherwise indicated, the Company believes that the owners of the shares listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares. Unless otherwise noted, the address of all such persons is c/o Alexander's, Inc., Park 80 West, Plaza II, Saddle Brook, New Jersey 07663.

                                                                       ACCOUNT AND
                                                                   NATURE OF BENEFICIAL     PERCENT OF
              NAME AND ADDRESS OF BENEFICIAL OWNER                     OWNERSHIP(1)          CLASS(2)
-----------------------------------------------------------------  --------------------     ----------
Steven Roth......................................................        1,364,268(3)          27.3%
Russell Wight, Jr................................................        1,354,568(3)          27.1%
  278 S. Maya Palm Drive
  Boca Raton, Florida 33432
David Mandelbaum.................................................        1,354,568(3)          27.1%
  Mandelbaum & Mandelbaum, P.C.
  80 Main Street
  West Orange, New Jersey 07052
Neil Underberg...................................................              500                *
  Whitman Breed Abbott & Morgan
  200 Park Avenue
  New York, New York 10166
Richard West.....................................................              200                *
  Box 604
  287 Genoa Springs Drive
  Genoa, Nevada 89411
Stephen Mann.....................................................              110(4)             *
  The Clifford Companies
  292 Madison Avenue
  New York, New York 10017
All directors and executive officers as a group (11 persons).....        1,365,078             27.3%
Vornado Realty Trust.............................................        1,466,568(5)          29.3%
Interstate Properties............................................        1,354,568(3)          27.1%
Franklin Mutual Advisers, Inc....................................          522,890(6)          10.5%
  51 John F. Kennedy Parkway
  Short Hills, New Jersey 07078
First Union Corporation..........................................          259,110(7)           5.2%
  One First Union Center
  Charlotte, North Carolina 28288
Ronald Baron, BAMCO, Inc., Baron Capital Management, Inc. and
  BCP............................................................          298,800(8)           6.0%
  450 Park Avenue
  New York, New York 10022
* Under 1%.

---------------
(1) Unless otherwise indicated, each person is the direct owner of and has sole voting power and sole investment power with respect to such shares.

(2) Based on 5,000,850 shares outstanding as of April 21, 1997.

(3) Interstate, a partnership of which Messrs. Roth, Wight and Mandelbaum are the general partners, owns 1,354,568 shares. These shares are included in the total shares and the percentage of class of Interstate, Mr. Roth, Mr. Wight and Mr. Mandelbaum. Messrs. Roth, Wight and Mandelbaum share voting power and investment power with respect to these shares.

(4) Includes 10 shares owned by Mr. Mann's son, a minor.

(5) Interstate owns 24.4% of the common shares of beneficial interest of Vornado. Interstate and its three general partners (Messrs. Roth, Mandelbaum and Wight, all directors of the Company) own in the aggregate 29.0% of the common shares of beneficial interest of Vornado. Interstate, its three general partners and Vornado own in the aggregate 56.6% of the outstanding shares of the Common Stock of the Company. See "Interest of Management in Certain Transactions" below.

(6) Based on Schedule 13G dated February 12, 1997, Franklin Mutual Advisors, Inc. (Franklin) has sole investment discretion and voting authority with respect to the shares.

(7) Based on Schedule 13G dated February 3, 1997, First Union Corporation has sole voting and dispositive power with respect to 211,860 shares, shared voting and dispositive power with respect to 47,250 shares.

(8) Based on Schedule 13D dated May 13, 1996, Ronald Baron owns 206,780 shares in his capacity as a controlling person of BAMCO, Inc. and Baron Capital Management, Inc. Mr. Baron disclaims beneficial ownership of these shares. He also owns 81,500 shares in his capacity as general partner of BCP and 10,520 shares personally. Mr. Baron has the sole power to vote or direct the vote and to dispose or direct the disposition of 92,020 shares and shared power to vote or direct the vote and to dispose or direct the disposition of 206,780 shares.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid by the Company and its subsidiaries to the Company's executive officers, who were serving as executive officers at December 31, 1996, for services rendered in all capacities to the Company and its subsidiaries for the years 1994 through 1996.

                           SUMMARY COMPENSATION TABLE

                                                        ANNUAL COMPENSATION             ALL OTHER
                                                 ---------------------------------     COMPENSATION
          NAME AND PRINCIPAL POSITION            YEAR     SALARY ($)     BONUS ($)         ($)
-----------------------------------------------  ----     ----------     ---------     ------------
Stephen Mann...................................  1996       250,000            --              --
  Chairman of the board of Directors(1)          1995       309,692       250,000              --
                                                 1994       250,000            --              --
Steven Roth....................................  1996            --            --              --
  Chief Executive Officer(1)(2)                  1995            --            --              --
Brian M. Kurtz.................................  1996       160,000            --              --
  Executive Vice President and                   1995       260,135        50,000         250,000(3)
  Chief Administrative Officer                   1994       220,193            --             294(4)

---------------
(1) Mr. Mann was appointed Interim Chairman of the Board of Directors effective August 8, 1994. He was appointed Chairman on March 2, 1995 when Mr. Roth was appointed Chief Executive Officer of the Company. During 1994, the Company did not have an executive officer designated as "Chief Executive Officer".

(2) The fee payable by the Company to Vornado includes the services of Mr. Roth as Chief Executive Officer of the Company. Mr. Roth is compensated as an officer of Vornado and does not receive any additional consideration for providing services to the Company. See "Certain Transactions".

(3) Severance pay to Mr. Kurtz pursuant to his employment contract when his full time employment ceased.

(4) Amounts shown represent the premium cost of term life insurance.

     The following table lists all grants of stock options and stock appreciation rights to Eligible Persons made in 1996 and their potential realizable values, assuming annualized rates of stock price appreciation of 5% and 10% over the term of the grant. The Company has not, to date, granted any stock appreciation rights.

                             OPTION GRANTS IN 1996

                                                                                POTENTIAL REALIZABLE
                                          INDIVIDUAL GRANTS                       VALUE AT ASSUMED
                             --------------------------------------------         ANNUAL RATES OF
                                        % OF TOTAL                                  SHARE PRICE
                                         OPTIONS                                  APPRECIATION FOR
                                        GRANTED TO    EXERCISE                      OPTION TERM
                             OPTIONS   EMPLOYEES IN   OR BASE   EXPIRATION   --------------------------
NAME                         GRANTED   FISCAL YEAR     PRICE      DATE           5%             10%
---------------------------- -------   ------------   -------   ---------    -----------    -----------
Michael D. Fascitelli....... 350,000       100%       $73.875   12/4/2006    $16,260,857    $41,208,203

                              EMPLOYMENT CONTRACTS

     Mr. Kurtz's employment agreement was extended by the Company for an additional 12-month period ending December 31, 1997. During the extension period, Mr. Kurtz's base salary will be $120,000 per annum for his services two days per week. The terms of the original employment agreement, commencing March 29, 1995 and expiring on December 31, 1996, provided for a two-stage employment term. During the first stage, effective until July 31, 1995, Mr. Kurtz was employed on the terms of his previous employment agreement, which provided for a base salary of $250,000 per annum. During the second stage, effective August 1, 1995, Mr. Kurtz was employed on a part-time basis for three days per week at an annual salary of $160,000. In addition, if the employment agreement is terminated by the Company without just cause, or Mr. Kurtz resigns for good reason, he receives a lump sum equal to the base salary that would have been payable to the end of the term provided for under the employment agreement. The term of the employment agreement may be extended at the option of the Company for additional 12-month periods.

     The Company also entered into an employment agreement with Mr. Mann, commencing March 2, 1995 and expiring on March 2, 1998. The employment agreement provides for a base salary of $250,000 per annum to be paid to Mr. Mann. In the event of termination of the employment agreement by the Company without just cause, or if Mr. Mann resigns for good reason, Mr. Mann will continue to be paid his base salary until the end of the term provided for under the employment agreement.

                           COMPENSATION OF DIRECTORS

     Directors of the Company received an annual retainer of $13,500 for their services in 1996. In addition, directors who are not compensated as officers of the Company received a fee of $500 for each Board or Committee meeting attended.

     In 1996, Mr. Underberg was paid the $100,000 bonus approved in 1995.

     Effective August 8, 1994, Mr. Mann received $50,000 per month for his services as Interim Chairman. Mr. Mann received no other compensation for his services during that period. Effective March 2, 1995, Mr. Mann became Chairman of the Board of Directors pursuant to an employment agreement under which he is paid $250,000 per annum. See "Employment Contracts."

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN
                             COMPENSATION DECISIONS

     The Company has a Compensation Committee, consisting of Messrs. Mann and DiBenedetto. There are no interlocking relationships involving the Company's Board of Directors which require disclosure under the executive compensation rules of the Securities and Exchange Commission.

                              CERTAIN TRANSACTIONS

     Steven Roth is Chief Executive Officer and a Director of the Company, the Managing General Partner of Interstate Properties ("Interstate") and Chairman of the Board and Chief Executive Officer of Vornado Realty Trust ("Vornado"). Interstate owns 27.1% of the outstanding common stock of the Company and owns 24.4% of the outstanding common shares of beneficial interest of Vornado. In addition, Mr. Roth owns 3.0% of the outstanding common shares of beneficial interest of Vornado. Mr. Roth, Interstate and the other two general partners of Interstate, David Mandelbaum and Russell B. Wight, Jr. (who are also directors of the Company and trustees of Vornado) own, in the aggregate, 29.0% of the outstanding common shares of beneficial interest of Vornado. Vornado owns 29.3% of the outstanding common stock of the Company.

     In March 1995, the Company and Vornado entered into a three-year management and development agreement (the "Management Agreement"). The annual management fee payable by the Company to Vornado is $3,000,000, plus 6% of development costs with minimum guaranteed fees for the development portion of $1,650,000 in the first year of the Management Agreement and $750,000 in each of the second and third years. For the year ended December 31, 1996, the Company paid development fees of $2,343,000 to Vornado. On July 6, 1995, Vornado assigned its Management Agreement to Vornado Management Corp., an affiliate of Vornado.

     The fee pursuant to the Management Agreement is in addition to the leasing fee the Company pays to Vornado under the leasing agreement (the "Leasing Agreement") which has been in effect since 1992. Subject to the payment of rents by tenants, Vornado is due $5,565,000. Such amount is payable annually in an amount not to exceed $2,500,000, until the present value of such installments (calculated at a discount rate of 9% per annum) equals the amount that would have been paid had it been paid on September 21, 1993, or at the time the transactions which gave rise to the commission occurred, if later. The term of the Leasing Agreement has been extended to be coterminous with the term of the Management Agreement.

     In March 1995, the Company borrowed $45,000,000 from Vornado, the subordinated tranche of a $75,000,000 secured financing. The loan presently bears interest at a blended rate of 12.93%, and bore interest at a blended rate of 13.8% per annum through March 1997. It is comprised of two separate notes of $45,000,000 to Vornado and $30,000,000 to a bank. Each note is separately secured by mortgages on all of the Company's assets and/or pledges of the stock of subsidiaries owning the assets and/or guarantees of such subsidiaries and the parent. The Vornado loan is subordinate to that of the bank and presently bears interest at 15.60% per annum (effective rate 16.71%) and bore interest at 16.43% per annum (effective rate 17.54%) through March 1997. The bank's loan presently bears interest at 8.93% per annum and bore interest at 9.86% for the first two years. The Company paid a loan origination fee to Vornado and the bank of $1,500,000 and $375,000, respectively. The loans contain customary covenants including, among others, lease approval rights, limitations on additional debt, dividends, acquisitions, mergers, property sales and restrict the Company from developing property without signed leases for more than 50% of such property's leasable space. No dividends can be paid unless required to maintain Real Estate Investment Trust ("REIT") status.

     Effective March 2, 1995, for a three-year period, Vornado and Interstate agreed not to own in excess of two-thirds of the Company's common stock or to enter into certain other transactions with the Company, other than the transactions described above, without the consent of the Company's independent directors.

     During the year ended December 31, 1996, Vornado through Interstate was paid $1,007,000 by the Kings Plaza Shopping Center for performing leasing services.

     During the year ended December 31, 1996, Whitman Breed Abbott & Morgan, a law firm of which Neil Underberg, a director of the Company, is a partner, performed legal services for the Company for which it was paid $222,921.

                    PROPOSAL TO AMEND THE OMNIBUS STOCK PLAN

     The Board of Directors is asking the stockholders to approve an amendment to the Omnibus Stock Plan of Alexander's, Inc. (the "Omnibus Stock Plan" or the "Plan") which would authorize the allocation of an additional 350,000 shares of Common Stock to be reserved for issuance and sale under the Plan. The Omnibus Stock Plan was first approved by stockholders on May 22, 1996. Of the 700,000 shares originally authorized under the Plan, 350,000 shares were available for issuance as of December 31, 1996. The fair market value of the Common Stock of the Company on April 23, 1997 was $67.50 per share.

     The purpose of the Alexander's Omnibus Stock Plan (the "Plan") is to promote the financial interests of the Company by encouraging employees and officers of the Company and its subsidiaries, employees of Vornado Realty Trust ("Vornado") and its subsidiaries or any other person or entity designated by the Committee (as defined below) (collectively "Eligible Persons") to acquire an ownership interest in the Company, enhancing its ability to attract and retain people or entities of outstanding ability and providing such persons with a way to acquire or increase their proprietary interest in the Company's success. Approval of the amendment of the Plan requires the affirmative vote of a majority of the outstanding shares of Common Stock represented and entitled to vote at the Annual Meeting.

     The following summary of the Plan is qualified by the full text of the proposed Amended and Restated Omnibus Stock Plan attached to this Proxy Statement as Exhibit A.

TERMS OF THE OMNIBUS STOCK PLAN

     Under the Plan, Eligible Persons may be granted awards of stock options, stock appreciation rights, performance shares and restricted stock. The Plan is administered by the Omnibus Stock Plan Committee selected by the Board of Directors of the Company, from time to time (the "Committee"), which is comprised exclusively of non-employee Directors, each of whom is "disinterested" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and which will be authorized to select Eligible Persons to receive awards, determine the type of awards to be made, determine the number of shares of Common Stock or share units subject to any award and the other terms and conditions of such awards. All Eligible Persons who have demonstrated significant management potential or who have the capacity for contributing in a substantial measure to the successful performance of the Company, as determined by the Committee, are eligible to receive awards under the Plan. As such criteria is subjective in nature, the Company cannot accurately estimate the number of persons who may be included in such class from time to time. Each officer of the Company could be granted awards under the Plan.

     Except as determined by the Committee with respect to non-qualified stock options, the awards may not be assignable or transferable except by will or the laws of descent and distribution and no right or interest of any participant may be subject to any lien, obligation or liability of the holder.

STOCK OPTIONS

     Options may be either "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code or "non-qualified" stock options; provided, however, that only employees of the Company or its subsidiaries may receive incentive stock options. Stock options entitle the holder to purchase shares of Common Stock at a per share price determined by the Committee which in no event may be less than the fair market value of the Common Stock on the date of grant. For incentive stock options granted to persons owning more than ten percent of the outstanding Common Stock, the option price shall not be less than 110% of the fair market value per share of Common Stock at the date of grant. No employee may receive incentive stock options that, in the aggregate, entitle the employee to purchase, in any calendar year during which such options first become exercisable, stock in the Company, any parent or any subsidiary having a fair market value in excess of $100,000. Stock options will be exercisable for such period as will be determined by the Committee, but in no event may options be exercisable after 10 years from the date of grant (5 years in the case of an incentive stock option granted to a ten percent stockholder). The option price for shares of Common Stock purchased upon the exercise of an option must be paid in full at the time of exercise and may be paid in cash, by tender of unrestricted shares of Common Stock or by a combination of cash and unrestricted shares of Common Stock.

     The Plan provides for the grant of "reload stock options", at the discretion of the Committee, to a participant who uses common shares owned by the participant to pay all or a part of the exercise price of a stock option (including a reload stock option). A reload stock option will cover the number of shares tendered in payment of the exercise price and will have a per share exercise price not less than the fair market value of the common shares on the date of grant of the reload stock option.

     Awards under the Plan are determined by the Committee in its discretion. For this reason, it is not possible to determine the benefits and amounts that will be received by any individual participant or group of participants in the future.

     Upon the grant or exercise of an incentive stock plan, no income will be recognized by the optionee for Federal income tax purposes, and the Company will not be entitled to any deduction. If the shares of Common Stock acquired upon exercise are not disposed of within the one year period beginning on the date of the transfer of the shares of Common Stock to the optionee, nor within the two year period beginning on the date of the grant of the option, any gain or loss realized by the optionee upon the disposition of such shares will be taxed as long-term capital gain or loss. In such event, no deduction will be allowed to the Company. If the shares of Common Stock are disposed of within the one-year or two-year periods referred to above, the excess of the fair market value of the shares of Common Stock on the date of exercise (or, if less, the fair market value on the date of disposition) over the exercise price will be taxable as ordinary income to the optionee at the time of disposition, and the Company will be entitled to a corresponding deduction. The amount by which the fair market value of shares of Common Stock at the time of exercise of an incentive stock option exceeds the option price will constitute an item of tax preference which subjects the optionee to the alternative minimum tax. Whether the optionee will be subject to such tax depends on the facts and circumstances applicable to the individual.

     Upon the grant of a non-qualified option, no income will be realized by the optionee, and the Company will not be entitled to any deduction. Upon the exercise of such an option, the amount by which the fair market value of the shares of Common Stock at the time of exercise of the option exceeds the exercise price will be taxed as ordinary income to the optionee and the Company will be entitled to a corresponding deduction.

STOCK APPRECIATION RIGHTS

     Stock appreciation rights entitle the holder to receive from the Company an amount equal to the amount by which the fair market value of a share of Common Stock on the date of exercise exceeds the grant price. Stock appreciation rights may be granted in tandem with a stock option, in addition to a stock option or may be freestanding and unrelated to a stock option and may not be exercised earlier than six months after grant except in the event of the holder's death or disability. The Committee is authorized to determine whether a stock appreciation right will be settled in cash, previously acquired shares of Common Stock or a combination thereof.

PERFORMANCE SHARES

     Performance share awards consist of a grant of actual shares of Common Stock or share units having a value equal to an identical number of shares of Common Stock in amounts determined by the Committee at the time of grant. Performance share awards consisting of actual shares of Common Stock entitle the holder to receive shares of Common Stock in an amount based upon performance conditions of the Company over a performance period as determined by the Committee at the time of grant. Such performance share awards may provide the holder with dividends and voting rights prior to vesting. Performance share awards consisting of share units entitle the holder to receive the value of such units in cash, shares of Common Stock or a combination thereof based upon performance conditions and over a performance period as determined by the Committee at the time of grant. Such performance share awards may provide the holder with dividend equivalents prior to vesting.

RESTRICTED STOCK

     Restricted stock awards consist of a grant of actual shares of Common Stock or share units having a value equal to an identical number of shares of Common Stock. Restricted stock awards consisting of actual shares of Common Stock entitle the holder to receive shares of Common Stock. Such restricted stock awards may provide the holder with dividends and voting rights prior to vesting. Restricted stock awards consisting of share units entitle the holder to receive the value of such units in cash, shares of Common Stock or a combination thereof as determined by the Committee. Such restricted stock awards may provide the holders with dividend equivalents prior to vesting. The employment conditions and the length of the period for vesting of restricted stock awards will be established by the Committee at time of grant.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                THAT YOU MARK YOUR PROXY FOR THE APPROVAL OF THE
                      AMENDMENT TO THE OMNIBUS STOCK PLAN

           INFORMATION RESPECTING THE COMPANY'S INDEPENDENT AUDITORS

     The Board has retained Deloitte & Touche LLP to act as independent auditors for the fiscal year ending December 31, 1997. The firm of Deloitte & Touche was engaged as independent auditors for the 1996 fiscal year and representatives of Deloitte & Touche are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                 ADDITIONAL MATTERS TO COME BEFORE THE MEETING

     The Board does not intend to present any other matter, nor does it have any information that any other matter will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, it is the intention of the person named in the enclosed proxy to vote said proxy in accordance with his judgment on such matters.

                              ADVANCE NOTICE BYLAW

     The Bylaws of the Company provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such meeting, notice must be given to the Secretary of the Company no more than 90 days nor less than 60 days prior to the first anniversary of the preceding year's annual meeting.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals for the 1998 Annual Meeting of Stockholders of the Company must be received at the principal executive office of the Company, Park 80 West, Plaza II, Saddle Brook, New Jersey 07663, Attention: Secretary, not later than January 8, 1998 for inclusion in the 1998 proxy statement and form of proxy.

                                          By Order of The Board of Directors

                                          Stephen Mann
                                          Chairman

May 8, 1997

                                                                       EXHIBIT A

                               ALEXANDER'S, INC.

                               OMNIBUS STOCK PLAN

     1. PURPOSE. The purpose of the Alexander's, Inc. Omnibus Stock Plan (the "Plan") is to promote the financial interests of Alexander's, Inc. (the "Company"), including its growth and performance, by encouraging employees and officers of the Company and its subsidiaries, employees of Vornado Realty Trust ("Vornado") and its subsidiaries or any other person or entity designated by the Committee (as defined below) (collectively "Eligible Persons") to acquire an ownership interest in the Company, enhancing the ability of Company and its subsidiaries to attract and retain people or entities of outstanding ability, and providing such persons with a way to acquire or increase their proprietary interest in the Company's success.

     2. SHARES SUBJECT TO THE PLAN.  Subject to adjustment as provided in
Section 14, the number of shares of Common Stock, par value $1.00 per share, of the Company (the "Shares") which shall be available for the grant of awards under the Plan shall not exceed 1,050,000. No Participant (as defined in Section
3) shall be granted stock options or stock appreciation rights with respect to more than 350,000 Shares in any Plan year, subject to adjustment as provided in
Article 14. The Shares issued under the Plan may be authorized and unissued Shares or treasury Shares, as the Company may from time to time determine. Shares subject to an award that expires unexercised, that is forfeited, terminated or cancelled, in whole or in part, or is paid in cash in lieu of Shares, shall thereafter again be available for grant under the Plan.

     3. ADMINISTRATION. The Plan shall be administered by a committee to be selected by the Board of Directors of the Company, from time to time (the "Committee"), which shall be comprised of no fewer than two members of the Board. Each member shall be a member of the Board who is "disinterested" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). A majority of the Committee shall constitute a quorum, and the acts of a majority shall be the acts of the Committee.

     Subject to the provisions of the Plan, the Committee (i) shall select the Eligible Persons who will be participants in the Plan (the "Participants"), determine the type of awards to be made to Participants, determine the Shares or share units subject to awards, and (ii) shall have the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements entered into hereunder and to make all determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any award in the manner and to the extent it shall deem desirable to carry it into effect. The determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive.

     4. ELIGIBILITY. All Eligible Persons who have demonstrated significant management potential or who have the capacity for contributing in a substantial measure to the successful performance of the Company, as determined by the Committee, are eligible to be Participants in the Plan.

     5. AWARDS. Awards granted under the Plan may consist of either incentive stock options within the meaning of Section 422 of the Internal Revenue Code or non-qualified stock options, provided that only Eligible Persons who are employees of the Company or its subsidiaries may receive incentive stock options; stock appreciation rights, performance shares or grants of restricted stock. Awards of performance shares and restricted stock may provide the Participant with dividends and voting rights prior to vesting (whether based on a period of time or based on attainment of specified performance conditions).

     6. STOCK OPTIONS. The Committee shall establish the option price at the time each stock option is granted, which price shall not be less than 100% of the fair market value of the Shares on the date of grant; provided, that for incentive stock options granted to persons owning more than 10% of the outstanding shares of Common Stock, the option price shall not be less than 110% of the fair market value per share at the date of grant. Stock options shall be exercisable for such period as specified by the Committee, but in no event may options be exercisable more than ten years after their date of grant (five years in the case of an incentive stock option granted to a ten percent stockholder). The option price of each Share as to which a stock option is exercised shall be paid in full at the time of such exercise. Such payment shall be made in cash, by tender of unrestricted Shares owned by the Participant valued at fair market value as of the date of exercise, in such other consideration as the Committee deems appropriate, or by a combination of cash, unrestricted Shares and such other consideration.

     If determined by the Committee at or subsequent to the date of grant of a stock option, in the event a Participant pays the exercise price of such stock option (in whole or in part) by tendering Shares owned by the Participant, such Participant shall automatically be granted a reload stock option for the number of Shares used to pay the exercise price. The reload stock option shall have terms and conditions determined by the Committee consistent with this Section. If a reload stock option is granted as set forth above, one or more successive reload stock options shall automatically be granted, unless otherwise determined by the Committee, to a Participant who pays all or part of the exercise price of any such reload stock option by tendering Shares owned by the Participant. Such reload stock option grants shall not be treated as Shares granted under the Plan in determining the aggregate number of Shares available for the grant of awards pursuant to the first sentence of Section 2.

     7. STOCK APPRECIATION RIGHTS. Stock appreciation rights may be granted in tandem with a stock option, in addition to a stock option, or may be freestanding and unrelated to a stock option. Stock appreciation rights granted in tandem with or in addition to a stock option may be granted either at the same time as the stock option or at a later time. No stock appreciation right shall be exercisable earlier than six months after grant, except in the event of the Participant's death or disability. A stock appreciation right shall entitle the Participant to receive from the Company an amount equal to the increase of the fair market value of the Share on the exercise of the stock appreciation right over the grant price. The Committee, in its sole discretion, shall determine whether the stock appreciation right shall be settled in cash, Shares or a combination of cash and Shares.

     8. PERFORMANCE SHARES. Performance shares may be granted in the form of actual Shares or share units having a value equal to an identical number of Shares. In the event that a certificate is issued in respect of Shares subject to a grant of performance shares, such certificate shall be registered in the name of the Participant but shall be held by the Company until the time the Shares subject to the grant of performance shares are earned. The performance conditions and the length of the performance period shall be determined by the Committee. The Committee, in its sole discretion, shall determine whether performance shares granted in the form of share units shall be paid in cash, Shares, or a combination of cash and Shares.

     9. RESTRICTED STOCK. Restricted stock may be granted in the form of actual Shares or share units having a value equal to an identical number of Shares. In the event that a certificate is issued in respect of Shares subject to a grant of restricted stock, such certificate shall be registered in the name of the Participant but shall be held by the Company until the end of the restricted period. The employment conditions and the length of the period for vesting of restricted stock shall be established by the Committee at time of grant. The Committee, in its sole discretion, shall determine whether restricted stock granted in the form of share units shall be paid in cash, Shares, or a combination of cash and Shares.

     10. AWARD AGREEMENTS. Each award under the Plan shall be evidenced by an agreement setting forth the terms and conditions, as determined by the Committee, which shall apply to such award, in addition to the terms and conditions specified in the Plan.

     11. WITHHOLDING. The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to require prior to the issuance or delivery of any Shares or the payment of cash under the Plan, any taxes required by law to be withheld therefrom. The Committee, in its sole discretion, may permit a Participant to elect to satisfy such withholding obligation by having the Company retain the number of Shares whose fair market value equals the amount required to be withheld. Any fraction of a Share required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash to the Participant.

     12. NONTRANSFERABILITY. Except as may otherwise be determined by the Committee with respect to the transferability of stock options by a Participant to such Participant's immediate family members (or trusts, partnerships, or limited liability companies established for such immediate family members), no award under the Plan shall be assignable or transferable except by will or the laws of descent and distribution, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. For this purpose, immediate family member means, except as otherwise defined by the Committee, the Participant's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), in-laws and persons related by reason of legal adoption. Such transferees may transfer a stock option only by will or the laws of descent or distribution. A stock option transferred pursuant to this Section 12 shall remain subject to the provisions of the Plan, and shall be subject to such other rules as the Committee shall determine. Upon transfer of a stock option, any related stock appreciation right shall be cancelled. Except in the case of a holder's incapacity, an award shall be exercisable only by the holder thereof.

     13. NO RIGHT TO EMPLOYMENT. No person shall have any claim or right to be granted an award, and the grant of such award shall not be construed as giving a Participant the right to be retained in the employ of the Company, Vornado or their respective subsidiaries. Further, the Company, Vornado and their respective subsidiaries expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any agreement entered into hereunder.

     14. ADJUSTMENT OF AND CHANGES IN SHARES. In the event of any change in the outstanding Shares by reason of any share dividend or split, recapitalization, merger, consolidation, spinoff, combination or exchange of Shares or other corporate change, or any distributions to Common Stockholders other than regular cash dividends, the Committee may make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan and to outstanding awards.

     15. AMENDMENT. The Board of Directors may amend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act.

     16. RIGHTS AS STOCKHOLDER. Except as provided in Section 5 hereof, a Participant shall have no rights as a stockholder with respect to any Shares issuable upon exercise of any award hereunder until a certificate or certificates evidencing the Shares shall have been issued to the Participant and, subject to Section 14, no adjustment shall be made for dividends or distributions or other rights in respect of any Share for which the record date is prior to the date on which the Participant shall become the holder of record thereof.

     17. EFFECTIVE DATE. The Plan shall become effective on the date of its adoption by the Board of Directors of the Company, and awards may be granted immediately thereafter, but any award granted under the Plan is subject to defeasance unless and until the Plan shall have been approved by the stockholders. If such stockholder approval is not obtained, the Plan and any options granted thereunder shall be null and void. Subject to earlier termination pursuant to Section 15, the Plan shall have a term of ten years from its effective date.

                               ALEXANDER'S, INC.

     The undersigned, revoking all prior proxies, hereby appoints Steven Roth proxy, with full power of substitution, to attend, and to vote all shares the undersigned is entitled to vote, at the Annual Meeting of Stockholders of Alexander's, Inc. (the "Company") to be held at the Marriott Hotel, Interstate 80 and the Garden State Parkway, Saddle Brook, New Jersey 07663 on Wednesday, May 28, 1997, at 12:00 P.M., local time, upon any and all business as may properly come before the meeting and all adjournments thereof. Said proxy is authorized to vote as directed below upon the proposal which is more fully set forth in the Proxy Statement and otherwise in his discretion upon such other business as may properly come before the meeting and all adjournments thereof, all as more fully set forth in the Notice of Meeting and Proxy Statement, receipt of which is hereby acknowledged.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS EXECUTED, BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S OMNIBUS STOCK PLAN.

                                  (Continued and to be executed on reverse side)

      1. ELECTION OF DIRECTORS:

      The Board of Directors recommends a Vote "FOR"
      Election of Directors

      FOR all nominees listed below [ ]      WITHHOLD
      AUTHORITY to vote for all nominees listed below [ ]

      Nominees: Steven Roth, Russell B. Wight, Jr., Neil
      Underberg

      (Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

      ----------------------------------------------------

      2. APPROVAL OF THE AMENDMENT TO THE COMPANY'S
         OMNIBUS STOCK PLAN

         The Board of Directors recommends a Vote "FOR" the approval of the Amendment to the Company's
         Omnibus Stock Plan

                  FOR [ ]          AGAINST [ ]      ABSTAIN [ ]

                                        Please date and sign exactly as
                                        your name or names appear hereon.
                                        Each joint owner must sign.
                                        (Officers, Executors,
                                        Administrators, Trustees, etc. will
                                        kindly so indicate when signing.)

                                        Dated                          , 1997

                                          (Signature(s) of Stockholder(s)

                                        VOTES MUST BE INDICATED (X) IN
                                        BLACK OR BLUE INK. [X]

    PLEASE VOTE, DATE AND SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.